Exhibit 10.5

AGREEMENT TO MANAGEMENT AGREEMENT

     This Amendment to Management Agreement (the “Amendment”) is made as of May 1, 2002, by and between FBR Asset Investment Corporation (the “Company”) and Friedman, Billings, Ramsey Investment Management, Inc. (the “Manager”).

     WHEREAS, the Company and the Manager are parties to that certain Management Agreement, dated as of December 17, 1997, and extended and amended by the Agreement to Extend and Amend Management Agreement, dated as of December 17, 1999, the Agreement to Extend Management Agreement, dated as of December 17, 2000, and the Agreement to Extend Management Agreement, dated as of December 17, 2001 (the “Management Agreement”); and

     WHEREAS, the parties have determined to amend the Management Agreement to revise the compensation payable by the Company to the Manager.

     NOW, THEREFORE, in consideration of the mutual agreements set forth herein, the parties agree as follows:

     SECTION 1.Compensation. Effective as of the date hereof, the parties hereby agree to amend Section 8(a) of the Management Agreement by deleting “1/4” in the third line of such section and substituting therefor “1/5”.

     SECTION 2. Other terms. Other than as expressly extended hereby, all other terms, conditions and provisions of the Management Agreement shall remain in effect, unless the Management Agreement is amended in writing by the parties or is sooner terminated in accordance with the provisions thereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

FBR ASSET INVESTMENT CORPORATION	FRIEDMAN, BILLINGS, RAMSEY INVESTMENT MANAGEMENT, INC.

By: /s/ Eric F. Billings	By: /s/ Emanuel J. Friedman
Name: Eric F. Billings Tittle: Chairman and Chief	Name: Emanuel J. Friedman Title: Chairman and Co-Chief
Executive Officer	Executive Officer